UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2007
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of Principal Executive Office)
Registrant’s telephone number, including area code (305) 856-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant 240.13e-4(c)) to Rule 13e-4(c) under the Exchange Act (17 CFR

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 7.01 Regulation FD Disclosure
ITEM 8.01 Other Events.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 Interest Purchase Agreement
EX-10.2 Registration Rights Agreement
EX-99.1 Press Release

ITEM 1.01. Entry into a Material Definitive Agreement.
     On May 11, 2007, Terremark Worldwide, Inc. (the “Company”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Saratoga Partners IV LP, Saratoga Management Company LLC, Saratoga Coinvestment IV LLC, Saratoga Partners IV LLC, certain management sellers party thereto (collectively, the “Sellers”) and Data Return LLC (“Data Return”), pursuant to which the Company will acquire all of the Sellers’ right, title and interest in and to one hundred percent of the outstanding membership interests of Data Return.
     The aggregate purchase price for Data Return is $85 million, subject to adjustment, which is composed of $70 million in cash and $15 million of the Company’s common stock, par value $0.001 (the “Common Stock”), or 1,925,546 shares based on the closing price of the Common Stock on Friday, May 11, 2007 of $7.79 per share. As part of the aggregate purchase consideration, the Company has deposited $5 million with the Sellers, which is subject to forfeiture to the Sellers upon the occurrence of certain events. The transaction is subject to customary closing conditions and is expected to close during the Company’s fiscal quarter ended June 30, 2007.
     The Common Stock to be issued to the Sellers (the “Shares”) in connection with the transactions contemplated by the Purchase Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. On May 11, 2007 (the “Effective Date”), the Company entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed for the benefit of the Sellers to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement with respect to the Shares. If the Company fails to (i) file the registration statement with the Commission within 75 days after the Effective Date, (ii) cause the Commission to declare the registration statement effective within 180 days of the Effective Date or (iii) fail to maintain the effectiveness of the registration statement until the earlier of (x) the date that all of the Shares have been sold or (y) the date that all of the Shares may be freely traded without registration under Rule 144 under the Securities Act (provided in each case that such failure is not caused by the holders of such Shares), then the Company shall pay the holders of such shares (a) $50,000 for the first month that such default remains uncured, (b) $75,000 for the second month that such default remains uncured and (c) $100,000 per month for each month that such default remains uncured thereafter, in each such case calculated on a pro rata basis to the date on which such default is cured.
     The foregoing description of each of the (i) Purchase Agreement and (ii) Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, which are attached hereto respectively as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference herein.
ITEM 7.01 Regulation FD Disclosure
     On May 14, 2007, the Company issued a press release announcing its entry into the Purchase Agreement pursuant to which it will acquire Data Exchange. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 8.01 Other Events.
     On May 14, 2007, the Company’s Common Stock began trading on the NASDAQ Global Market (“NASDAQ”) under the symbol TMRK. The Company had announced its transition from the American Stock Exchange to NASDAQ on its Current Report on Form 8-K filed with the Commission on April 25, 2007, which is incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Interest Purchase Agreement, dated May 11, 2007, by and among the Company and the Sellers.

10.2	Registration Rights Agreement, dated May 11, 2007, by and among the Company and the Sellers.

99.1	Press Release issued by the Company on May 14, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: May 16, 2007	By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Interest Purchase Agreement, dated May 11, 2007, by and among the Company and the Sellers.

10.2	Registration Rights Agreement, dated May 11, 2007, by and among the Company and the Sellers.

99.1	Press Release issued by the Company on May 14, 2007.

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